Exhibit 99.1

Solta Medical Completes Acquisition of Aesthera Corporation

HAYWARD, Calif., March 1, 2010 — Solta Medical, Inc. (NASDAQ: SLTM), a global leader in the medical aesthetics market, today announced the successful completion of its acquisition of Aesthera Corporation. The transaction brings together the Isolaz™ brand of products for the treatment of acne with Solta’s leading brands for skin tightening and skin resurfacing, Thermage™ and Fraxel™.

“We are delighted with the swift completion of the acquisition of Aesthera which we announced earlier this week,” said Stephen J. Fanning, Chairman of the Board, President, and CEO of Solta Medical. “We look forward to successfully integrating the Isolaz brand into our global sales and marketing organization, and providing dermatologists and aesthetic physicians with yet another superior solution for their patients.”

Under the agreement, Solta acquired Aesthera for consideration of $5.25 million in Solta common stock and cash, with potential additional base line milestones of $750,000 for a consideration of $6.0 million. In addition, there are $10 million of stretch milestones which would be paid to Aesthera shareholders if Aesthera achieves revenue ranging from $14 to $21 million in the twelve months beginning April 1, 2010. Excluding acquisition and integration related charges, the transaction is expected to be accretive to Solta Medical’s earnings within twelve months, and becomes increasingly accretive to Solta Medical shareholders as Aesthera achieves the higher milestone revenue and payments.

About Solta Medical, Inc.

Solta Medical, Inc. is a global leader in the medical aesthetics market providing innovative, safe, and effective anti-aging solutions for patients that enhance and expand the practice of medical aesthetics for physicians. The company offers products to address aging skin under the industry’s two premier brands: Thermage® and Fraxel®. Thermage is an innovative, non-invasive radiofrequency procedure for tightening and contouring skin. As the leader in fractional laser technology, Fraxel delivers minimally invasive clinical solutions to resurface aging and sun damaged skin. Since 2002, over one million Thermage and Fraxel procedures have been performed in nearly 80 countries. Thermage and Fraxel are the perfect complement for any aesthetic practice. For more information about Solta Medical, call 1-877-782-2286 or log on to www.Solta.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Solta Medical’s actual results to differ materially from the statements contained herein. Factors that might cause such a difference include the possibility that the market for the sale of these new products and initiatives does not develop as expected and the remaining risks and uncertainties with the integration process, and the risks relating to economic conditions and consumer and physician confidence causing changes in consumer and physician spending habits that affect demand for Solta’s products and treatments. Further information on potential risk factors that could affect Solta Medical’s business and its financial results are detailed in its Form 10-K for the year ended December 31, 2008, its Form10-Q for the quarter ended September 30, 2009, and other reports as filed from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. Solta Medical undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

SOURCE Solta Medical, Inc.

CONTACT:

Jack Glenn, Chief Financial Officer of Solta Medical, Inc.,

+1-510-786-6890; or

investors,

Doug Sherk,

dsherk@evcgroup.com,

EVC Group, +1-415-896-6820, for Solta Medical, Inc.

Web Site: http://www.Solta.com